SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.  )

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                          HEARTLAND BANCSHARES, INC.
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               (Name of Registrant as Specified In Its Charter)

                              BARRETT R. ROCHMAN
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                              BARRETT R. ROCHMAN
                                P.O. BOX 3074
                          CARBONDALE, ILLINOIS 62902
                       (618) 457-4334 OR (800) 529-3513


April 14, 1998

Dear Fellow Shareholder:

     By now, you should have received my blue proxy statement relating to the 1998 Annual Meeting of Shareholders of Heartland Bancshares, Inc. as well as a white proxy statement from Heartland's Board of Directors. I wanted to send you a follow-up letter giving you my thoughts on a couple of items. Before I give you my thoughts, however, I wanted to let you know how pleased I have been with your response and thank you for your telephone calls and support.

     First, I discussed in my proxy statement my concerns about the weak financial performance of Heartland Bancshares last year. Well, since the time that my letter and proxy statement were sent to you, we all have received Heartland's 1997 Annual Report to Shareholders. On page 20 of the Annual Report, you will see that Heartland reported net income for the year ended December 31, 1997 of only $163,000, or 20 cents per share. My calculations indicate that for 1997 Heartland had a return on total assets of approximately
 .24% (yes, that's less than 1%) and had a return on shareholders' equity of approximately 1.34%. The Office of the Comptroller of the Currency ("OCC"), the primary federal regulator for Heartland, reported the preliminary 1997 average return on assets for FDIC-insured national banks as being 1.29% (Heartland's return was .24%) and the preliminary 1997 average return on equity for FDIC-insured national banks as being 14.99% (Heartland's return was 1.29%). As you can see, Heartland's return on assets and return on equity for 1997 were SIGNIFICANTLY LOWER than the preliminary returns reported by the OCC.

     Based upon Heartland having 876,875 shares of common stock outstanding, my calculations also indicate that the book value of our Heartland stock dropped 54&cent; in 1997 from $14.39 per share to $13.85 per share. I am concerned about this decrease.

     Second, I read with disappointment in Heartland's proxy statement that the directors are continuing to receive grants of Heartland stock when Heartland's financial performance is so weak. I also noted in Heartland's proxy statement that Roger Hileman received a $4,400 raise and a $10,000 bonus for 1997. I cannot understand how the Board of Directors of Heartland could approve a bonus for Roger Hileman when Heartland had weak financial results in 1997. I feel that the directors should forgo all stock grants and Mr. Hileman should forgo all bonuses and stock grants until Heartland's financial performance improves substantially. According to Heartland's proxy statement, in 1997 Mr. Hileman received options to purchase 21,921 shares of Heartland common stock, while the non-employee directors of Heartland received a one-time grant of options to purchase 4,384 shares. In addition, Heartland's proxy statement indicates that Mr. Hileman held 8,768 shares of restricted common stock of Heartland as of December 31, 1997 and non-employee directors received a plan share award of 1,753 shares of restricted common stock in 1997. Please see Heartland's proxy statement for additional information concerning the restricted stock awards and stock option grants.


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Heartland Shareholders
April 14, 1998
Page 2

     Third, I indicated in my proxy statement that my estimated expenses were going to be $35,000 and that I would seek reimbursement for that amount from Heartland if I am elected as a director. I have reconsidered this and have determined not to seek reimbursement for my expenses from Heartland. In addition, I want you to know that all expenses I have incurred relating to my dealings with Heartland last year and this year have been paid by me, and I have not requested or received reimbursement for my expenses from Heartland. If elected as a director, I will not accept any stock grants or director's fees until Heartland's return on assets improves by 300%.

     Finally, I was pleased to read in Heartland's proxy statement that the Board of Directors engaged the services of Ferguson & Company. Hopefully, Ferguson's engagement will include specific recommendations to the Board that are designed to improve earnings at Heartland and enhance shareholder values. I am gratified that management has seemingly started to do what I requested in my shareholder proposal. It appears that Heartland may have listened to my request to hire a financial institutions consultant.

     Once again, I thank you for your support, as it has been most encouraging to me. I request that you vote only the BLUE PROXY that you received from me and not the white proxy that you received from Heartland. Please remember to return the BLUE PROXY to me and not to Heartland. If you have already turned in a white proxy, you can still sign and return in a BLUE PROXY to me because it is only the latest dated proxy that will be voted at the Annual Meeting.

     If you have not yet received a BLUE PROXY or if you have any questions or would like to discuss my concerns further, please do not hesitate to call me at (618) 457-4334 or (800) 529-3513.

     I look forward to seeing you on April 30 at the Annual Meeting.

                                   Sincerely,


                                   /s/ Barrett R. Rochman
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                                   Barrett R. Rochman